EXHIBIT 10.01

                                     FORM OF
                            ADVICE OF BORROWING TERMS

29 August 1997

BORROWER(S) NAME          European Micro PLC
ADDRESS                   20-24 Church Street, Altrincham, Cheshire WA14 4DW

Subject to the Bank's rights below and subject to the Bank's rights under the "General terms upon which the Bank makes facilities available", it is the Bank's current intention that the facilities specified in this "Advice of Borrowing Terms" should remain available until 30 September 1997 (currently being reviewed).

FACILITY TYPE AND AMOUNT:

1.    Overdraft            (pound)500,000 + an excess of(pound)1,000,000 to
                           10 September 1997
2.    Forex -              (pound)400,000 net ((pound)2,000,000 gross)
3.    Terminable Indemnity (pound)400,000

PURPOSE:

1.    Working capital for occasional use
2.    To cover foreign currency forward bookings
3.    HMCE Duty Deferment Guarantee

REPAYMENT:

It is the Bank's current intention that the facilities should be reviewed by the dates indicated herein. However, all amounts outstanding under the facilities are repayable on demand, which may be made by the Bank at its sole discretion at any time. The facilities may also, by notice, be withdrawn, reduced or made subject to further conditions or otherwise varied.

INTEREST RATE:

1st Debit Interest Rate             :     1.75% above Base Rate

2nd Debit Interest Rate (To cover the     :    2.75% above Base Rate
agreed excess)

Payable                                   :    quarterly

Interest on any indebtedness from time to time in excess of the agreed facilities will be charged at the interest rate detailed above. An excess fee will be charged at the Bank's published rate

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from time to time (currently (pound)3.50 per day) for each day that your agreed
Overdraft limit is exceeded. The Bank is not obliged to allow (or continue to allow) any excess borrowing.

All rates specified above are variable. If the interest rate specified above is not linked to the Bank's Base Rate, interest will be charged initially at the rate per annum specified above, which may vary from time to time at the Bank's absolute discretion. Details of the current rates are available from the branch or office where the facility is provided.

The Bank may alter the basis upon which interest is calculated (including the size of the margin charged over the Bank's Base Rate or other published rate) on facilities and/or the amount of any regular repayments of facilities which are repayable on demand (or by notice), but it will give the customer one month's notice before doing so.

OTHER FACILITIES:

Daytime Exposure Limit - (pound)500,000 - to enable payments to be sent via Payment Manager

FEES:

TYPE                            AMOUNT              DATE TO BE DEBITED

/bullet/  Terminable Indemnity  1.5% p.a.           Quarterly in advance

/bullet/  Arrangement Fee       (pound)2,000        Debited 27 August 1997

/bullet/  Letter of Credit      0.25% of the face   When Letter of Credit issued
                                value to issue the
                                Letter of Credit
                                0.4% of the face
                                value to When the   Letter of Credit
                                enable the Letter   transferred.
                                of Credit to be
                                transferred

ACCOUNT CHARGES:

A quarterly charge for operating the Company's Current Account will be levied at a rate of (pound)250 per quarter for the first 12 months. This is to be reviewed thereafter in the light of activity levels.

All other supplementary, or specialised transmission services, will be charged at the time they are used. Our booklet "Charges for Business Customers" lists the most commonly used services available to business customers and confirms when the charges will be taken. A copy is available from our Branches.

SECURITY:

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The Bank will rely on the required security detailed below for the discharge on demand of all present and future liabilities (both actual and contingent) of the Borrower to the Bank under the facility or facilities specified in this "Advice of Borrowing Terms".

All assets charged to the Bank, or against which the Bank has provided finance, are to be adequately insured, with a copy of the most recent Insurance Schedule provided to the Bank.

From time to time the Bank may wish to revalue the security and the cost of any valuations required by the Bank will be met by the Borrower. Further information is included in the "General terms upon which the Bank makes facilities available".

DATE EXECUTED       TITLE OF SECURITY              ASSET

12.11.1996          Legal Mortgage Debenture       All fixed and floating assets
                                                   of the Company

CONDITIONS WHICH MUST BE SATISFIED BEFORE DOCUMENTARY CREDIT LINE
BECOMES AVAILABLE:

1. A cash sum of not less than 50% of the value of the Documentary Credit to be deposited in an account "NatWest Bank re European Micro Plc" and these funds to remain in this account pending full and final settlement of the Letter of Credit when the liability to NatWest reverts to Nil.

OTHER CONDITIONS:

1. Submission of monthly management accounts within 21 days of the month end.

FACILITIES SUBJECT TO SEPARATE DOCUMENTATION:

/bullet/ Documentary Credit Line (Letter of Credit or L/C)             1,010,500

GENERAL TERMS:

Please note that all facilities specified in this "Advice of Borrowing Terms" are made subject to the "General terms upon which the Bank makes facilities available", except for those subject to separate facility letters/agreement forms which do not expressly incorporate the General Terms. Please note that all facilities are also subject to any terms which may be implied by English Law.

---------------------------------
P A BLOXHAM
Corporate Manager
For and on behalf of NATIONAL WESTMINSTER BANK PLC

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The Borrower confirms acceptance of the above terms and conditions pursuant to a
Resolution of the Board of Directors of European Micro PLC

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Dated